Repayment Agreement between

                          Material Technologies, Inc.

                                      and

                The Trustees of the University of Pennsylvania

This Repayment Agreement is made between Material Technologies, Inc. ("MATECH") and the The Trustees of the University of Pennsylvania ("PENN") in reference to the Sponsored Research Agreement effective October 15, 1993 ("SRA") between Tensiodyne Scientific Corporation ("SPONSOR") and PENN and is made effective as of the date of the last signature executing this Repayment Agreement.

BACKGROUND

WHEREAS, pursuant to the terms and conditions of the SRA, SPONSOR agreed to sponsor the research of Dr. Cambell Laird of PENN's School of Engineering in fatigue properties of metals by payment of costs incurred in such research in an amount of $200,000 ("OBLIGATIONS").

WHEREAS,  SPONSOR  has  not  made  payments  as  required  under  the  SRA.

WHEREAS,  Material  Technologies,  Inc.    ("MATECH")  is  a  successor  as to
SPONSOR's business, and therefore, is obligated to perform the obligations of SPONSOR under the SRA and this REPAYMENT AGREEMENT thereto.

WHEREAS, PENN and MATECH wish to provide for the repayment of the OBLIGATION on the following terms:

NOW,  THEREFORE,  the  parties  agree  as  follows:

1. Unless other wise defined in the Repayment Agreement, all capitalized terms shall have the same meaning as set forth in the SRA.

2. MATECH hereby represents and warrants that it is the lawful successor to SPONSOR's rights and obligations under the AGREEMENT.

3. MATECH agrees that the amount outstanding and due to PENN under the SRA is $200,000.00.

4.    MATECH  shall pay the OBLIGATION in accordance with the following terms:

5.   The entire obligation with accrued interest at the rate of 1.5% per month
beginning    June  30, 1997 shall be paid to PENN no later than four (4) years from  the  date  of  the  last  signature  executing  this  agreement.

6. In the event that MATECH secures any proceeds in the form of an equity investment, debt, or any other capital with the exception of funds provided by any public sector entity ("FUNDING"), MATECH will immediately remit to PENN 30% of such FUNDING until OBLIGATION is paid in full. However, such remittance to PENN will be subsequent to the last signature executing this AGREEMENT.

7. In the event that MATCH remits payment or other consideration to Mr. Roberts M. Bernstein in partial or full satisfaction of any dept owned by MATECH to Mr. Berstein MATECH will remit to PENN, within five (5) working days after such payment is made, cash equal to such payment, until the OBLIGATION is fully repaid to PENN. The foregoing provision shall not apply to monies which MATECH repays to Mr. Bernstein which were and/or are used by
MATECH as Working Capital. As used herein, the term Working Capital is defined by the Generally Accepted Accounting Principles of the Federal Accounting Standards Board, except that Working Capital shall not include any form of payment to Mr. Bernstein and/or Mr. Bernstein's Family other than the salary described in Section 8 of this AGREEMENT.

8. MATECH will not remit to Mr. Bernstein an annual salary, or any other consideration in lieu of a salary, exceeding $150,000 per annum until OBLIGATION is paid in full.

9. PENN will have the right to review or audit all the books and records of MATECH. If in the course of such a review or audit, PENN determines in good faith that it SPONSOR has not met any of the duties defined in paragraph 5, 6, 7 and above, PENN will, by written notice, notify MATECH that PENN has determined that it determines that MATECH has not met a duty (duties). If MATECH determines in good faith that MATECH has met all of the duties defined in paragraphs 5, 6, 7 and 8 above then MATECH and PENN shall choose a mutually agreeable independent auditor to review or audit all the books and records and records of MATECH at PENN'S expense. If such an auditor determines that MATECH has not met any of the duties in paragraphs 5, 6, 7 and 8, the entire unpaid OBLIGATION together with the accrued interest shall become immediately due and payable. Such payment will not forgive MATECH of any of the duties as defined in paragraphs 5, 6, 7 and 8 above. If such an auditor determines that MATECH has not met all of the duties defined in paragraphs 5, 6, 7 and 8 MATECH will reimburse PENN for all costs associated with such review or audit.

10. Notwithstanding anything to the contrary contained in this REPAYMENT AGREEMENT, MATECH shall pay any balance remaining on the OBLIGATION no later than four (4) years from last signature executing this AGREEMENT.

11. The parties agree that no default and/or breach under the Repayment Agreement by MATECH shall be construed as, or shall result in a default and/or breach under the License Agreement made effective as of October 15, 1993 between Tensiodyne Scientific Corporation and PENN. Notwithstanding the foregoing, it is understood and agreed that this agreement does no modify, alter or amend the License Agreement in any manner and that by entering into the Agreement, Penn does not and shall not waive any default and/or breach by MATECH of that License Agreement.

IN WITNESS THEREOF, the parties have executed this Repayment Agreement through their duly authorized representatives as set forth below, and the Repayment Agreement shall be attached to, and shall become a part of. the SRA between the parties

THE  TRUSTEES  OF  THE
UNIVERSITY  of  PENNSYLVANIA                        MATERIAL TECHNOLOGIES INC.

By:  /s/  Louis P Berneman                         By: /s/ Robert M. Bernstein
     ---------------------                             -----------------------
Name:  Louis  P  Berneman                            Name: Robert M. Bernstein
       ------------------                                  -------------------
Title:  Managing  Director  -  Center                         Title: President
          for  Technology  Transfer                                  ---------
          -------------------------
Date:  12/17/97                                                  Date:12/19/97
       --------                                                       --------

ACKNOWLEDGEMENT
I  have  read  the  terms  of  the  Agreement and the Amendment (Amendment 1).

By:  /s/  Campbell  Laird
     --------------------
Name:  Campbell  Laird
       ---------------
Title:    Professor
          ---------
Date:  12/17/97
       --------